UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 16, 2012

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4219 (Commission File No.)	74-1339132 (IRS Employer Identification No.)

450 Park Avenue, 27th Floor New York, New York 10022 (Address of principal executive offices)

(212) 906-8555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 16, 2012, Spectrum Brands Escrow Corp. (the “Escrow Issuer”), an indirect majority owned subsidiary of Harbinger Group Inc. (“HGI”), completed its offering of an aggregate principal amount of $520 million of its 6.375% Senior Notes due 2020 (the “2020 Notes”) and an aggregate principal amount of $570 million of its 6.625% Senior Notes (the “2022 Notes” and together with the 2020 Notes, the “Notes”) and entered into the indenture governing the Notes (the “SPB Indenture”), between the Escrow Issuer and U.S. Bank National Association, as Trustee.  HGI is not a party to the SPB Indenture, is not subject to its terms and will not receive any proceeds from the issuance of the Notes.

Spectrum Brands, Inc. (“Spectrum”), an indirect majority owned subsidiary of HGI, intends to assume the Escrow Issuer’s obligations under the Notes (the “Assumption”) and to use the proceeds of the Notes to fund a portion of the purchase price and related fees and expenses for the previously announced acquisition of the hardware and home improvement business from Stanley Black & Decker, Inc. (the “Acquisition”). Upon the closing of the Acquisition, the Notes will be assumed by Spectrum and be fully and unconditionally guaranteed by certain of Spectrum’s subsidiaries.

If the Escrow Conditions (as defined in the SPB Indenture), are not satisfied on or prior to April 9, 2013, or such earlier date as Spectrum determines in its sole discretion that the Escrow Conditions cannot be satisfied, the Notes will be subject to a special mandatory redemption.  Until the Assumption or the special mandatory redemption, the proceeds of the notes will be pledged for the benefit of the noteholders.

The Notes offered in the offering will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of such Act. This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful.

Certain terms and conditions of the Notes are as follows:

Maturity. The 2020 Notes mature on November 15, 2020.  The 2022 Notes mature on November 15, 2022.

Interest. The 2020 Notes accrue interest at a rate of 6.375% per year and the 2022 Notes accrue interest at a rate of 6.625% per year. Interest on the Notes is paid semi-annually on each May 15 and November 15, commencing on May 15, 2013.

Issue Price. The issue price of the 2020 Notes is 100.00% of par.  The issue price of the 2022 Notes is 100.00% of par.

Ranking. Following the Assumption, the Notes and the guarantees will be senior unsecured obligations of Spectrum and the guarantors and rank equally in right of payment with all of Spectrum’s and the guarantors’ existing and future senior indebtedness and rank senior in right of payment to all of Spectrum’s and the guarantors’ future indebtedness that expressly provide for its subordination to the Notes and the guarantees. However, the Notes will be effectively subordinated to any of

Spectrum’s secured indebtedness, including all indebtedness under Spectrum’s 9.50% senior secured notes due 2018 and Spectrum’s ABL Facility and Term Loan Facility, to the extent of the value of the assets securing such indebtedness. In addition, the Notes are structurally subordinated to all indebtedness and other liabilities of Spectrum’s subsidiaries that do not guarantee the Notes.

Guarantees. Following the Assumption, the Notes will be unconditionally, jointly and severally guaranteed, on a senior unsecured basis, by SB/RH Holdings, LLC, Spectrum’s direct parent, and all of Spectrum’s domestic subsidiaries.

Special Mandatory Redemption. If the Escrow Conditions are not satisfied on or prior to April 9, 2013, or such earlier date as Spectrum determines in its sole discretion that the Escrow Conditions cannot be satisfied or the escrow agreement related thereto is terminated at any time prior thereto, the Notes will be subject to a special mandatory redemption.  The special mandatory redemption price for the Notes is 100% of the gross proceeds of the Notes offered hereby, plus accrued and unpaid interest to, but not including, the date of redemption.  Except as set forth above, Spectrum is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Optional Redemption. On or after November 15, 2016, Spectrum may redeem some or all of the 2020 Notes and, on or after November 15, 2017, Spectrum may redeem some or all of the 2022 Notes, in each case, at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest. In addition, prior to November 15, 2016, Spectrum may redeem the 2020 Notes and, prior to November 15, 2017, Spectrum may redeem the 2022 Notes, in each case, at a redemption price equal to 100% of the principal amount plus a “make-whole” premium. Before November 15, 2015, Spectrum may redeem up to 35% of the 2020 Notes, including additional notes, with the proceeds of equity sales, at a price of 106.375% of principal plus accrued interest, provided that at least 65% of the original aggregate principal amount of the 2020 Notes remains outstanding after the redemption.  Before November 15, 2015, Spectrum may redeem up to 35% of the 2022 Notes, including additional notes, with the proceeds of equity sales, at a price of 106.625% of principal plus accrued interest, provided that at least 65% of the original aggregate principal amount of the 2022 Notes remains outstanding after the redemption.

Change of Control. If a change of control occurs, each holder of Notes may require Spectrum to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants. The SPB Indenture governing the Notes contains covenants limiting, among other things, the ability of Spectrum and its direct and indirect restricted subsidiaries to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; purchase or redeem capital stock; make investments or certain other restricted payments; sell assets; issue or sell stock of restricted subsidiaries; enter into transactions with affiliates; or

effect a consolidation or merger. These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The SPB Indenture contains customary events of default which could, subject to certain conditions, cause the 2020 Notes and/or the 2022 Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments on such series of Notes; failure by Spectrum to accept and pay for such series of Notes tendered when and as required by the change of control and asset sale provisions of the SPB Indenture; failure to comply with the merger covenant in the SPB Indenture; failure to comply with certain agreements in the SPB Indenture following notice by the Trustee or the holders of at least 25% in aggregate principal amount of such series of the Notes then outstanding; a default under any mortgage, indenture or instrument caused by a failure to pay any indebtedness at final maturity after the expiration of any applicable grace period or that results in the acceleration of any indebtedness prior to its express maturity, if the amount of such indebtedness aggregates $50 million or more; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $50 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

The holders of the Notes in addition have certain registration rights pursuant to a registration rights agreement dated as of November 16, 2012 (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, following the Assumption, Spectrum is obligated to file an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to a registered offer to exchange the Notes for registered Notes of the same series or, under specified circumstances, to file a shelf registration statement with the SEC covering resales of the Notes.  If Spectrum fails to satisfy these obligations, it will pay additional interest to the holders of the notes under certain circumstances.

Forward-Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Some of the statements contained in the Press Release and certain oral statements made by our representatives from time to time regarding the matters discussed herein, including those statements related to the terms of the Notes, the Acquisition and the Assumption, are or may be forward-looking statements. Such forward-looking statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such forward-looking statements. These statements and other forward-looking statements made from time-to-time by HGI and its representatives are based upon certain assumptions and describe future plans, strategies and expectations of HGI, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, the risk that closing of the Acquisition or HGI Energy Holdings, LLC’s joint venture transaction with EXCO Resources, Inc. (“Energy Transaction”) to create a private oil and gas limited partnership (the “Partnership”) will not occur, will be delayed or will close on terms materially different than expected, including, in the case of the Energy Transaction, (i) as a result of title and environmental diligence of properties to be acquired, commodity price risks, drilling and production risks, (ii) financing plans for the Partnership and the Energy Transaction, (iii) reserve estimates and values, statements about the Partnership’s properties and potential reserves and production levels. Other factors could cause actual results, events and developments to differ include, without limitation, the ability of HGI’s subsidiaries (including, following the closing of the Energy Transaction, the Partnership) to generate sufficient net income and cash flows to make upstream cash distributions, capital market conditions, that HGI may not be successful in identifying any suitable future acquisition opportunities, the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption “Risk Factors” in HGI’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HGI does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Thomas A. Williams
Name:	Thomas A. Williams
Title:	Executive Vice President and Chief Financial Officer

Dated:  November 21, 2012